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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57878) pertaining to the UBS Savings and Investment Plan (the "Plan") of our report dated June 17, 2005, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP

New York, New York
June 28, 2004